Term sheet No. 1651
To underlying supplement No. 1 dated October 1, 2012,
underlying supplement No. 5 dated September 28, 2012,
prospectus supplement dated September 28, 2012 and
prospectus dated September 28, 2012
Registration Statement No. 333-184193 Dated December 6, 2012; Rule 433
Deutsche Bank AG, London Branch
$           Tracker Notes Linked to a Basket due December 11*, 2014
General
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The Tracker Notes (the “securities”) are linked to a basket of twelve indices and exchange traded funds and are designed for investors who seek a return at maturity that offers exposure to two times the appreciation and depreciation of the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), one times the appreciation or depreciation of the Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets (“EMERALD EM”) and one times the appreciation or depreciation of a weighted sub-basket of ten exchange traded funds (each, a “Basket ETF”) as set forth in the table below. We refer to each of EMERALD and EMERALD EM as a “Basket Index” and each Basket Index and Basket ETF as a “Basket Component.” Consequently, your exposure to the Basket Components as a whole is four-times leveraged in relation to the $1,000 Face Amount of the securities. The return of each Basket Component is reduced by its applicable Adjustment Factor. See “The Basket Components” on page TS-10 of this term sheet for further information on the Basket Components.

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The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment. In addition, investors will have the right to cause us to redeem their securities, in whole or in part, for the Redemption Amount on any trading day from but excluding the Trade Date to but excluding December 8*, 2014, subject to the deduction of an Investor Redemption Fee. The securities do not bear any interest and investors should be willing to lose some or all of their initial investment if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors and the deduction of the Investor Redemption Fee (if applicable).

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In addition to any cash payment investors receive at maturity or upon an early redemption, investors will receive a quarterly cash payment reflecting the amount of cash dividends, if any, declared and paid by each Basket ETF to its shareholders as set forth below.

•	Any payment at maturity or upon an early redemption and any quarterly cash payment reflecting cash dividends declared and paid by the Basket ETFs are subject to the credit of the Issuer.
•	Senior unsecured obligations of Deutsche Bank AG due December 11*, 2014
•	Minimum denominations of $1,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof
•	The securities are expected to price on or about December 7*, 2012 (the “Trade Date”) and are expected to settle on or about December 12*, 2012 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the performance of twelve Basket Components as set forth below.
	Basket Component	Ticker Symbol	Basket Component Weighting	Initial Level†
	Basket Indices
	Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”)	DBVEMR	200.00%
	Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets (“EMERALD EM”)	DBVEMREM	100.00%
	Basket ETFs
	iShares® MSCI EAFE Index Fund (“EFA Fund”)	EFA	25.00%
	iShares® MSCI Emerging Markets Index Fund (the “EEM Fund”)	EEM	25.00%
	iShares® MSCI All Country Asia ex Japan Index Fund (the “Asia Fund”)	AAXJ	12.50%
	iShares® MSCI Pacific ex Japan Index Fund (the “Pacific Fund”)	EPP	12.50%
	iShares® MSCI Brazil Index Fund (the “Brazil Fund”)	EWZ	5.00%
	iShares® MSCI FTSE China 25 Index Fund (the “China Fund”)	FXI	5.00%
	WisdomTree India Earnings Fund (the “India Fund”)	EPI	5.00%
	iShares® MSCI South Korea Index Fund (the “South Korea Fund”)	EWY	5.00%
	Market Vectors® Indonesia Index ETF (the “Market Vectors Indonesia Fund”)	IDX	3.00%
	iShares® MSCI Indonesia Investable Market Index Fund (the “MSCI Indonesia Fund”)	EIDO	2.00%
	† The Initial Levels will be set on the Trade Date.
(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page TS-13 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$1.50	$998.50
Total	$	$	$
(1) For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this term sheet.
The agent for this offering is our affiliate. For more information see “Underwriting (Conflicts of Interest)” in this term sheet.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Deutsche Bank Securities
December 6, 2012

(Key Terms continued from previous page)
Redemption Amount:
(i) At maturity or upon the occurrence of a Redemption Trigger Event, you will receive a cash payment per $1,000 Face Amount of securities on the Maturity Date or the Early Redemption Payment Date, as applicable, calculated as follows:

$1,000 x	(	Final Basket Level	)
Initial Basket Level
(ii) Upon an Investor Early Redemption, you will receive a cash payment per $1,000 Face Amount of securities on the Early Redemption Payment Date, calculated as follows:
$1,000 x (	Final Basket Level	) x (1 – Investor Redemption Fee)
Initial Basket Level

Your investment will be fully exposed to two times any increase or decline in EMERALD, one times any increase or decline in EMERALD EM and one times any increase or decline in a weighted sub-basket of ten exchange traded funds, resulting overall in four-times leveraged exposure to the Basket Components as a whole.  The return of each Basket Component is reduced by its applicable Adjustment Factor regardless of whether such Basket Component increases or decreases. You will lose some or all of your initial investment if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors and the deduction of the Investor Redemption Fee (if applicable). Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment. As a result, a small decrease in the levels of certain Basket Components could result in a significant loss of your initial investment at maturity. In no event will the Redemption Amount be less than zero.

Initial Basket Level:	100
Final Basket Level:	The Basket Level on the relevant Final Valuation Date
Basket Level:
The Basket Level on any trading day will be calculated as follows:
100 × [1 + (2.0 x EMERALD Performance) + (1.0 x EMERALD EM Performance) + (0.25 × EFA Performance) + (0.25 × EEM Fund Performance) + (0.125 x Asia Fund Performance) + (0.125 × Pacific Fund Performance) + (0.05 × Brazil Fund Performance) + (0.05 × China Fund Performance) + (0.05 ×India Fund Performance) + (0.05 × South Korea Fund Performance) + (0.03 × Market Vectors Indonesia Fund Performance) + (0.02 × MSCI Indonesia Fund Performance)]

Performance:	The Performance of each Basket Component from its Initial Level to its Final Level will be calculated as follows:
(	Final Level Initial Level	) x	Adjustment Factor – 1
Initial Level:	For each Basket Component, the Closing Level for such Basket Component on the Trade Date, as set forth in the table above
Final Level:	For each Basket Component, the Closing Level for such Basket Component on the relevant Final Valuation Date
Closing Level:
For each Basket Index, the closing level for such Basket Index on the applicable trading day
For each Basket ETF, the last reported closing price of such Basket ETF on the applicable trading day multiplied by the then-current Share Adjustment Factor, as determined by the Calculation Agent

Share Adjustment Factor:	Initially 1.0 for each Basket ETF, subject to adjustment for certain actions affecting such Basket ETF. See “General Terms of the Securities – Anti-dilution Adjustments for Funds” in this term sheet.

Adjustment Factors:	Basket Component	Adjustment Factor
	EMERALD	1 - (0.01 x (Days/365))
	EMERALD EM	1 - (0.0125 x (Days/365))
	EFA Fund	0.9985 - (0.002 x (Days/365))
	EEM Fund	0.9985 - (0.002 x (Days/365))
	Asia Fund	0.9985
	Pacific Fund	0.9985
	Brazil Fund	0.9985 - (0.002 x (Days/365))
	China Fund	0.9985
	India Fund	0.9985
	South Korea Fund	0.9985
	Market Vectors Indonesia Fund	0.9985
	MSCI Indonesia Fund	0.9985

where “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the relevant Final Valuation Date or day of calculation, as applicable. Because of the two times leveraged exposure to EMERALD, the effect of the EMERALD Adjustment Factor is doubled.

Redemption Trigger Event:	A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from but

(Key Terms continued from previous page)
excluding the Trade Date to but excluding December 8*, 2014 is less than the Redemption Trigger Level. If a Redemption Trigger Event occurs, the securities will be redeemed by the Issuer on the Early Redemption Payment Date for the Redemption Amount calculated as of the relevant Final Valuation Date.
Redemption Trigger Level:	40
Investor Early Redemption:
You will have the right, on any day during the period from but excluding the Trade Date to but excluding December 8*, 2014, to cause us to redeem your securities, in whole or in part, for the Redemption Amount, by submitting a notice of your intention, indicating the aggregate Face Amounts of securities to be redeemed (in integrals of the Face Amount), to your broker in accordance with your broker’s instructions.  An Investor Early Redemption shall become effective on the date on which such notice is actually received by the Issuer if such note is received on a trading day at or before 11:00 a.m. New York City time, or the next trading day if such notice is not received on a trading day or is received after 11:00 a.m. New York City Time.

Investor Redemption Fee:	0.50%
Dividend Pass-Thru Payments:
On each Dividend Pass-Thru Payment Date, if you are the beneficial owner of the securities as of the close of business on the applicable Record Date, you will receive a cash payment per $1,000 Face Amount of securities that equals the total amount of cash dividends declared and paid by each Basket ETF to its shareholders during the applicable Dividend Pass-Thru Payment Period on the number of shares of the applicable Basket ETF equal to its Dividend Pass-Thru Share Amount. No Dividend Pass-Thru Payments will be made after a Redemption Trigger Event or an Investor Early Redemption.

Dividend Pass-Thru Share Amount:
With respect to a Dividend Pass-Thru Payment Date, the Dividend Pass-Thru Share Amount for each Basket ETF will be calculated as follows:

(i) the product of $1,000 Face Amount of securities and the Basket Component Weighting for such Basket ETF, divided by (ii) the Initial Level of such Basket ETF, multiplied by (iii) the Share Adjustment Factor for such Basket ETF on the trading day immediately preceding such Dividend Pass-Thru Payment Date

Dividend Pass-Thru Payment Period:
With respect to each Dividend Pass-Thru Payment Date, the period from and including the last Dividend Pass-Thru Payment Date (or the Trade Date, in the case of the first Dividend Pass-Thru Payment Date) to but excluding such Dividend Pass-Thru Payment Date.

Dividend Pass-Thru Payment Dates†††:	March 12, 2013*, June 12, 2013*, September 12, 2013*, December 12, 2013*, March 12, 2013*, June 12, 2014*, September 11, 2014* and December 11, 2012* (the Maturity Date)
Record Dates:	With respect to each Dividend Pass-Thru Payment Date, the third business day preceding such Dividend Pass-Thru Payment Date
Trade Date:	December 7*, 2012
Settlement Date:	December 12*, 2012
Final Valuation Date††:
In the case of redemption on the Maturity Date, the Final Valuation Date is December 8*, 2014.
In the case of redemption prior to the Maturity Date as a result of a Redemption Trigger Event, the Final Valuation Date is the trading day on which a Redemption Trigger Event first occurs.
In the case of redemption prior to the Maturity Date as a result of an Investor Early Redemption, the Final Valuation Date will be the trading day on which an Investor Early Redemption becomes effective.

Early Redemption Payment Date†††:	Three business days following the relevant Final Valuation Date
Maturity Date†††:	December 11*, 2014
CUSIP / ISIN:	25152RAQ6 / US25152RAQ65
*Expected. In the event that we make any change to the expected Trade Date or Settlement Date, the Dividend Pass-Thru Payment, Dates, the Final Valuation Date and the Maturity Date may be changed so that the stated term of the securities remains the same.
†† Subject to adjustment for non-trading days and certain Market Disruption Events as described under “General Terms of the Securities – Adjustments to Valuation Dates and Payment Dates” herein.
††† Subject to postponement as described under “General Terms of the Securities – Adjustments to Valuation Dates and Payment Dates” herein.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this term sheet together with the underlying supplement No. 1 dated October 1, 2012, underlying supplement No. 5 dated September 28, 2012, prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 1 dated October 1, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005120/crt_dp33209-424b2.pdf

•	Underlying supplement No. 5 dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005094/crt-dp33101_424b2.pdf

•	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

•	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, underlying supplements and this term sheet if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

The following tables illustrate the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the Basket Components, payable at maturity or upon an early redemption. These examples illustrate that you will lose some or all of your initial investment if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors and the deduction of the Investor Redemption Fee (if applicable). Your investment will be fully exposed to two times any increase or decline in EMERALD, one times any increase or decline in EMERALD EM and one times any increase or decline in a weighted sub-basket of ten exchange traded funds, resulting overall in four-times leveraged exposure to the Basket Components as a whole. Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment. As a result, a small decrease in the levels of certain Basket Components could result in a significant loss of your initial investment at maturity.

The hypothetical Redemption Amounts set forth below are for illustrative purposes only. The actual amount payable at maturity or upon an early redemption will be the Redemption Amount, determined based on the performances of the Basket Components on the relevant Final Valuation Date. The hypothetical Redemption Amounts shown here do not include the Dividend Pass-Thru Payments you may receive. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Redemption Amount at Maturity

The following six examples illustrate the hypothetical Redemption Amount per $1,000 Face Amount of securities payable at maturity. For purposes of these examples, it is assumed that a Redemption Trigger Event does not occur and you do not exercise your early redemption right.

	Component Performance Excluding Adjustment Factors	Component Performance Including Adjustment Factors
EMERALD	0.20%	-1.81%
EMERALD EM	0.20%	-2.31%
EFA Fund	0.20%	-0.35%
EEM Fund	0.20%	-0.35%
Asia Fund	0.20%	0.05%
Pacific Fund	0.20%	0.05%
Brazil Fund	0.20%	-0.35%
China Fund	0.20%	0.05%
India Fund	0.20%	0.05%
South Korea Fund	0.20%	0.05%
Market Vectors Indonesia Fund	0.20%	0.05%
MSCI Indonesia Fund	0.20%	0.05%
Redemption Amount	$939.07
Return on Securities	-6.093%

Example 1: The return of each of EMERALD, EMERALD EM, EFA Fund, EEM Fund, Asia Fund, Pacific Fund, Brazil Fund, China Fund, India Fund, South Korea Fund, Market Vectors Indonesia Fund and MSCI Indonesia Fund from the Trade Date to the Final Valuation Date is 0.20%. In this case, even though the Final Level of each Basket Component is higher than its Initial Level, you would receive a payment at maturity that is less than $1,000.00 per $1,000.00 Face Amount of securities because the increases in the Final Levels are not sufficient to offset the effect of the applicable Adjustment Factors.

Assuming a period of 731 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 93.907, calculated as follows:

Final Basket Level	=
100 × [1 + (2.0 x EMERALD Performance) + (1.0 x EMERALD EM Performance) + (0.25 × EFA Performance) + (0.25 × EEM Fund Performance) + (0.125 x Asia Fund Performance) + (0.125 × Pacific Fund Performance) + (0.05 × Brazil Fund Performance) + (0.05 × China Fund Performance) + (0.05 ×India Fund Performance) + (0.05 × South

Korea Fund Performance) + (0.03 × Market Vectors Indonesia Fund Performance) + (0.02 × MSCI Indonesia Fund Performance)]
=
100 x [1 + (2.0 x (100.20% x (1 – (0.01 x (731/365)) – 1) + (1.0 x (100.20% x (1 – (0.0125 x (731/365)) – 1) + (0.25 x (100.20% x (0.9985 – (0.002 x (731/365)) – 1) + (0.25 x (100.20% x (0.9985 – (0.002 x (731/365)) – 1) + (0.125 x (100.20% x 0.9985 – 1) + (0.125 x (100.20% x 0.9985 – 1) + (0.05 x (100.20% x (0.9985 – (0.002 x (731/365)) – 1) + (0.05 x (100.20% x 0.9985 – 1) + (0.05 x (100.20% x 0.9985 – 1) + (0.05 x (100.20% x 0.9985 – 1) + (0.03 x (100.20% x 0.9985 – 1) + (0.02 x (100.20% x 0.9985 – 1)]

=	93.907

Accordingly, you would receive a Redemption Amount of $939.07 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	93.907
				100

	=	$939.07

	Component Performance Excluding Adjustment Factors	Component Performance Including Adjustment Factors
EMERALD	20.00%	17.60%
EMERALD EM	20.00%	17.00%
EFA Fund	20.00%	19.34%
EEM Fund	20.00%	19.34%
Asia Fund	20.00%	19.82%
Pacific Fund	20.00%	19.82%
Brazil Fund	20.00%	19.34%
China Fund	20.00%	19.82%
India Fund	20.00%	19.82%
MSCI Indonesia Fund	20.00%	19.82%
Market Vectors Indonesia Fund	20.00%	19.82%
South Korea Fund	20.00%	19.82%
Redemption Amount	$1,717.45
Return on Securities	71.745%

Example 2: The return of each of EMERALD, EMERALD EM, EFA Fund, EEM Fund, Asia Fund, Pacific Fund, Brazil Fund, China Fund, India Fund, South Korea Fund, Market Vectors Indonesia Fund and MSCI Indonesia Fund from the Trade Date to the Final Valuation Date is 20.00%. In this case, because the Final Level of each Basket Component is higher than its Initial Level by 20.00%, you will receive a return on the securities of 71.745%, which is significantly greater than the 20% return of each Basket Component due to the leveraged exposure to the Basket Components.

Assuming a period of 731 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 171.745, calculated as follows:

Final Basket Level	=
100 × [1 + (2.0 x EMERALD Performance) + (1.0 x EMERALD EM Performance) + (0.25 × EFA Performance) + (0.25 × EEM Fund Performance) + (0.125 x Asia Fund Performance) + (0.125 × Pacific Fund Performance) + (0.05 × Brazil Fund Performance) + (0.05 × China Fund Performance) + (0.05 ×India Fund Performance) + (0.05 × South Korea Fund Performance) + (0.03 × Market Vectors Indonesia Fund Performance) +

(0.02 × MSCI Indonesia Fund Performance)]
=
100 x [1 + (2.0 x (120.00% x (1 – (0.01 x (731/365)) – 1) + (1.0 x (120.00% x (1 – (0.0125 x (731/365)) – 1) + (0.25 x (120.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.25 x (120.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.125 x (120.00% x 0.9985 – 1) + (0.125 x (120.00% x 0.9985 – 1) + (0.05 x (120.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.05 x (120.00% x 0.9985 – 1) + (0.05 x (120.00% x 0.9985 – 1) + (0.05 x (120.00% x 0.9985 – 1) + (0.03 x (120.00% x 0.9985 – 1) + (0.02 x (120.00% x 0.9985 – 1)]

=	171.745

Accordingly, you would receive a Redemption Amount of $1,717.45 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	171.745
				100

	=	$1,717.45

	Component Performance Excluding Adjustment Factors	Component Performance Including Adjustment Factors
EMERALD	-5.00%	-6.90%
EMERALD EM	-5.00%	-7.38%
EFA Fund	-5.00%	-5.52%
EEM Fund	-5.00%	-5.52%
Asia Fund	-5.00%	-5.14%
Pacific Fund	-5.00%	-5.14%
Brazil Fund	-5.00%	-5.52%
China Fund	-5.00%	-5.14%
India Fund	-5.00%	-5.14%
South Korea Fund	-5.00%	-5.14%
Market Vectors Indonesia Fund	-5.00%	-5.14%
MSCI Indonesia Fund	-5.00%	-5.14%
Redemption Amount	$734.65
Return on Securities	-26.535%

Example 3: The return of each of EMERALD, EMERALD EM, EFA Fund, EEM Fund, Asia Fund, Pacific Fund, Brazil Fund, China Fund, India Fund, South Korea Fund, Market Vectors Indonesia Fund and MSCI Indonesia Fund from the Trade Date to the Final Valuation Date is -5.00%. In this case, even though the Final Level of each Basket Component is less than its Initial Level by only 5.00%, you would receive a payment at maturity that is -26.535% less than $1,000.00 per $1,000.00 Face Amount of securities due to the leveraged exposure to the Basket Components.

Assuming a period of 731 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 73.465, calculated as follows:

Final Basket Level	=
100 × [1 + (2.0 x EMERALD Performance) + (1.0 x EMERALD EM Performance) + (0.25 × EFA Performance) + (0.25 × EEM Fund Performance) + (0.125 x Asia Fund Performance) + (0.125 × Pacific Fund Performance) + (0.05 × Brazil Fund Performance) + (0.05 × China Fund Performance) + (0.05 ×India Fund Performance) + (0.05 × South Korea Fund Performance) + (0.03 × Market Vectors Indonesia Fund Performance) + (0.02 × MSCI Indonesia Fund Performance)]

=
100 x [1 + (2.0 x (95.00% x (1 – (0.01 x (731/365)) – 1) + (1.0 x (95.00% x (1 – (0.0125 x (731/365)) – 1) + (0.25 x (95.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.25 x (95.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.125 x (95.00% x 0.9985 – 1) + (0.125 x (95.00% x 0.9985 – 1) + (0.05 x (95.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.05 x (95.00% x 0.9985 – 1) + (0.05 x (95.00% x 0.9985 – 1) + (0.05 x (95.00% x 0.9985 – 1) + (0.03 x (95.00% x 0.9985 – 1) + (0.02 x (95.00% x 0.9985 – 1)]

=	73.465

Accordingly, you would receive a Redemption Amount of $734.65 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	73.465
				100

	=	$734.65

	Component Performance Excluding Adjustment Factors	Component Performance Including Adjustment Factors
EMERALD	-10.00%	-11.80%
EMERALD EM	10.00%	7.25%
EFA Fund	10.00%	9.39%
EEM Fund	10.00%	9.39%
Asia Fund	10.00%	9.84%
Pacific Fund	10.00%	9.84%
Brazil Fund	10.00%	9.39%
China Fund	10.00%	9.84%
India Fund	10.00%	9.84%
South Korea Fund	10.00%	9.84%
Market Vectors Indonesia Fund	10.00%	9.84%
MSCI Indonesia Fund	10.00%	9.84%
Redemption Amount	$932.34
Return on Securities	-6.766%

Example 4: The return of EMERALD from the Trade Date to the Final Valuation Date is -10.00%, and the return of each of EMERALD EM, EFA Fund, EEM Fund, Asia Fund, Pacific Fund, Brazil Fund, China Fund, India Fund, South Korea Fund, Market Vectors Indonesia Fund and MSCI Indonesia Fund from the Trade Date to the Final Valuation Date is 10.00%. In this case, even though the Final Levels of each Basket Component other than EMERALD is greater than its Initial Level by 10.00%, you would receive a payment at maturity that is 6.766% less than $1,000.00 per $1,000.00 Face Amount of securities because the increases in the levels of the Basket Components other than EMERALD are not sufficient to offset the Adjustment Factors and the decrease in the level of EMERALD on a two-times leveraged basis.

Assuming a period of 731 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 93.234, calculated as follows:

Final Basket Level	=
100 × [1 + (2.0 x EMERALD Performance) + (1.0 x EMERALD EM Performance) + (0.25 × EFA Performance) + (0.25 × EEM Fund Performance) + (0.125 x Asia Fund Performance) + (0.125 × Pacific Fund Performance) + (0.05 × Brazil Fund Performance) + (0.05 × China Fund Performance) + (0.05 ×India Fund Performance) + (0.05 × South Korea Fund Performance) + (0.03 × Market Vectors Indonesia Fund Performance) + (0.02 × MSCI Indonesia Fund Performance)]

=
100 x [1 + (2.0 x (90.00% x (1 – (0.01 x (731/365)) – 1) + (1.0 x (110.00% x (1 – (0.0125 x (731/365)) – 1) + (0.25 x (110.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.25 x (110.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.125 x (110.00% x 0.9985 – 1) + (0.125 x (110.00% x 0.9985 – 1) + (0.05 x (110.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.05 x (110.00% x 0.9985 – 1) + (0.05 x (110.00% x 0.9985 – 1) + (0.05 x (110.00% x 0.9985 – 1) + (0.03 x (110.00% x 0.9985 – 1) + (0.02 x (110.00% x 0.9985 – 1)]

=	93.234

Accordingly, you would receive a Redemption Amount of $932.34 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	93.234
				100

	=	$932.34

	Component Performance Excluding Adjustment Factors	Component Performance Including Adjustment Factors
EMERALD	5.00%	2.90%
EMERALD EM	5.00%	2.37%
EFA Fund	-75.00%	-75.14%
EEM Fund	5.00%	4.42%
Asia Fund	5.00%	4.84%
Pacific Fund	5.00%	4.84%
Brazil Fund	5.00%	4.42%
China Fund	5.00%	4.84%
India Fund	5.00%	4.84%
South Korea Fund	5.00%	4.84%
Market Vectors Indonesia Fund	5.00%	4.84%
MSCI Indonesia Fund	5.00%	4.84%
Redemption Amount	$928.87
Return on Securities	-7.113%

Example 5: The return of each of EMERALD, EMERALD EM, EEM Fund, Asia Fund, Pacific Fund, Brazil Fund, China Fund, India Fund, South Korea Fund, Market Vectors Indonesia Fund and MSCI Indonesia Fund from the Trade Date to the Final Valuation Date is 5.00%. The return of EFA Fund from the Trade Date to the Final Valuation Date is -75.00%. In this case, even though the Final Levels of each Basket Component other than the EFA Fund is greater than its Initial Level by 5.00%, you would receive a payment at maturity that is 7.113% less than $1,000.00 per $1,000.00 Face Amount of securities because the increases in the levels of the Basket Components other than the EFA Fund are not sufficient to offset the Adjustment Factors and a significantly greater decrease in the level of the EFA Fund.

Assuming a period of 731 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 92.887, calculated as follows:

Final Basket Level	=
100 × [1 + (2.0 x EMERALD Performance) + (1.0 x EMERALD EM Performance) + (0.25 × EFA Performance) + (0.25 × EEM Fund Performance) + (0.125 x Asia Fund Performance) + (0.125 × Pacific Fund Performance) + (0.05 × Brazil Fund Performance) + (0.05 × China Fund Performance) + (0.05 ×India Fund Performance) + (0.05 × South Korea Fund Performance) + (0.03 × Market Vectors Indonesia Fund Performance) + (0.02 × MSCI Indonesia Fund Performance)]

=
100 x [1 + (2.0 x (105.00% x (1 – (0.01 x (731/365)) – 1) + (1.0 x (105.00% x (1 – (0.0125 x (731/365)) – 1) + (0.25 x (25.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.25 x (105.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.125 x (105.00% x 0.9985 – 1) + (0.125 x (105.00% x 0.9985 – 1) + (0.05 x (105.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.05 x (105.00% x 0.9985 – 1) + (0.05 x (105.00% x 0.9985 – 1) + (0.05 x (105.00% x 0.9985 – 1) + (0.03 x (105.00% x 0.9985 – 1) + (0.02 x (105.00% x 0.9985 – 1)]

=	92.887

Accordingly, you would receive a Redemption Amount of $928.87 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	92.887
				100

	=	$928.87

	Component Performance Excluding Adjustment Factors	Component Performance Including Adjustment Factors
EMERALD	10.00%	7.80%
EMERALD EM	-5.00%	-7.38%
EFA Fund	-15.00%	-15.47%
EEM Fund	0.00%	-0.55%
Asia Fund	5.00%	4.84%
Pacific Fund	5.00%	4.84%
Brazil Fund	10.00%	9.39%
China Fund	-5.00%	-5.14%
India Fund	-50.00%	-50.08%
South Korea Fund	5.00%	4.84%
Market Vectors Indonesia Fund	30.00%	29.81%
MSCI Indonesia Fund	30.00%	29.81%
Redemption Amount	$1,048.63
Return on Securities	4.863%

Example 6: The returns of the Basket Components are different, ranging from -50.00% to 30.00%, from the Trade Date to the Final Valuation Date. In this case, the positive performances of some Basket Components are partially offset by the negative performances of the remaining Basket Components and the inclusion of the Adjustment Factors, resulting in a payment at maturity that is 4.863% greater than $1,000.00 per $1,000.00 Face Amount of securities.

Assuming a period of 731 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 104.863, calculated as follows:

Final Basket Level	=
100 × [1 + (2.0 x EMERALD Performance) + (1.0 x EMERALD EM Performance) + (0.25 × EFA Performance) + (0.25 × EEM Fund Performance) + (0.125 x Asia Fund Performance) + (0.125 × Pacific Fund Performance) + (0.05 × Brazil Fund Performance) + (0.05 × China Fund Performance) + (0.05 ×India Fund Performance) + (0.05 × South Korea Fund Performance) + (0.03 × Market Vectors Indonesia Fund Performance) + (0.02 × MSCI Indonesia Fund Performance)]

=
100 x [1 + (2.0 x (110.00% x (1 – (0.01 x (731/365)) – 1) + (1.0 x (95.00% x (1 – (0.0125 x (731/365)) – 1) + (0.25 x (85.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.25 x (100.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.125 x (110.00% x 0.9985 – 1) + (0.125 x (80.00% x 0.9985 – 1) + (0.05 x (110.00% x (0.9985 – (0.002 x (731/365)) – 1) + (0.05 x (95.00% x 0.9985 – 1) + (0.05 x (50.00% x 0.9985 – 1) + (0.05 x (105.00% x 0.9985 – 1) + (0.03 x (140.00% x 0.9985 – 1) + (0.02 x (125.00% x 0.9985 – 1)]

=	104.863

Accordingly, you would receive a Redemption Amount of $1,048.63 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	104.863
				100

	=	$1,048.63

Redemption Amount upon a Redemption Trigger Event

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities payable upon the occurrence of a Redemption Trigger Event. A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from but excluding the Trade Date to but excluding December 8, 2014 is less than the Redemption Trigger Level of 40. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities.

The hypothetical Redemption Amount set forth below assumes (i) the Basket Level is greater than or equal to 40 on each trading day prior to February 5, 2013, (ii) a Redemption Trigger Event occurs on February 5, 2013, which is the Final Valuation Date, (iii) February 8, 2013 is the Early Redemption Payment Date, and (iv) a period of 60 calendar days from the Trade Date to the Final Valuation Date.

	Component Performance Excluding Adjustment Factors	Component Performance Including Adjustment Factors
EMERALD	-20.00%	-20.13%
EMERALD EM	-20.00%	-20.16%
EFA Fund	-10.00%	-10.16%
EEM Fund	-10.00%	-10.16%
Asia Fund	-10.00%	-10.14%
Pacific Fund	-10.00%	-10.14%
Brazil Fund	-10.00%	-10.16%
China Fund	-10.00%	-10.14%
India Fund	-10.00%	-10.14%
South Korea Fund	-10.00%	-10.14%
Market Vectors Indonesia Fund	-10.00%	-10.14%
MSCI Indonesia Fund	-10.00%	-10.14%
Redemption Amount	$294.21
Return on Securities	-70.579%

On February 5, 2013, the levels of each of EMERALD and EMERALD EM decrease by 20.00% and the levels of each EFA Fund, EEM Fund, Asia Fund, Pacific Fund, Brazil Fund, China Fund, India Fund, South Korea Fund, Market Vectors Indonesia Fund and MSCI Indonesia Fund decrease by 10.00%, from their respective Initial Levels.  Assuming a period of 60 calendar days from the Trade Date to February 5, 2013, the Final Basket Level would be 29.421, calculated as follows:

Final Basket Level	=
100 × [1 + (2.0 x EMERALD Performance) + (1.0 x EMERALD EM Performance) + (0.25 × EFA Performance) + (0.25 × EEM Fund Performance) + (0.125 x Asia Fund Performance) + (0.125 × Pacific Fund Performance) + (0.05 × Brazil Fund Performance) + (0.05 × China Fund Performance) + (0.05 ×India Fund Performance) + (0.05 × South Korea Fund Performance) + (0.03 × Market Vectors Indonesia Fund Performance) + (0.02 × MSCI Indonesia Fund Performance)]

	=
100 x [1 + (2.0 x (80.00% x (1 – (0.01 x (60/365)) – 1) + (1.0 x (80.00% x (1 – (0.0125 x (60/365)) – 1) + (0.25 x (90.00% x (0.9985 – (0.002 x (60/365)) – 1) + (0.25 x (90.00% x (0.9985 – (0.002 x (60/365)) – 1) + (0.125 x (90.00% x 0.9985 – 1) + (0.125 x (90.00% x 0.9985 – 1) + (0.05 x (90.00% x (0.9985 – (0.002 x (60/365)) – 1) + (0.05 x (90.00% x 0.9985 – 1) + (0.05 x (90.00% x 0.9985 – 1) + (0.05 x (90.00% x 0.9985 – 1) + (0.03 x (90.00% x 0.9985 – 1) + (0.02 x (90.00% x 0.9985 – 1)]

	=	29.421

In this case, assuming the Basket Level was never less than the Redemption Trigger Level prior to February 5, 2013, a Redemption Trigger Event would occur on February 5, 2013, making February 5, 2013 the Final Valuation Date and February 8, 2013 the Early Redemption Payment Date. Your securities will be redeemed early because the Basket Level is less than the Redemption Trigger Level of 40.00 on February 5, 2013. Accordingly, you would receive a Redemption Amount of $294.21 per $1,000.00 Face Amount of securities on the Early Redemption Payment Date, calculated as follows. Although the Redemption Trigger is 40.00, the Basket Level decreased significantly below 40.00 on February 5, 2013 when the Redemption Trigger Event occurs. As a result, you would lose greater than 60% of your initial investment.

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	29.421
				100

	=	$294.21

Redemption Amount upon an Investor Early Redemption

Investors will have the right to cause us to redeem their securities, in whole or in part, for the Redemption Amount on any trading day from but excluding the Trade Date to but excluding December 8*, 2014, subject to the deduction of an Investor Redemption Fee. The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities payable upon an Investor Early Redemption.

The hypothetical Redemption Amount set forth below assumes (i) an Investors Early Redemption becomes effective on December 9, 2013, which is the Final Valuation Date, (ii) December 12, 2013 is the Early Redemption Payment Date, and (iv) a period of 367 calendar days from the Trade Date to the Final Valuation Date.

	Component Performance Excluding Adjustment Factors	Component Performance Including Adjustment Factors
EMERALD	-5.00%	-5.96%
EMERALD EM	-5.00%	-6.19%
EFA Fund	-5.00%	-5.33%
EEM Fund	-5.00%	-5.33%
Asia Fund	-5.00%	-5.14%
Pacific Fund	-5.00%	-5.14%
Brazil Fund	-5.00%	-5.33%
China Fund	-5.00%	-5.14%
India Fund	-5.00%	-5.14%
South Korea Fund	-5.00%	-5.14%
Market Vectors Indonesia Fund	-5.00%	-5.14%
MSCI Indonesia Fund	-5.00%	-5.14%
Redemption Amount	$763.01
Return on Securities	-23.699%

On December 9, 2013, the return of each of EMERALD, EMERALD EM, EFA Fund, EEM Fund, Asia Fund, Pacific Fund, Brazil Fund, China Fund, India Fund, South Korea Fund, Market Vectors Indonesia Fund and MSCI Indonesia Fund from the Trade Date to the Final Valuation Date is -5.00%. Assuming a period of 367 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 76.684, calculated as follows:

Final Basket Level	=
100 × [1 + (2.0 x EMERALD Performance) + (1.0 x EMERALD EM Performance) + (0.25 × EFA Performance) + (0.25 × EEM Fund Performance) + (0.125 x Asia Fund Performance) + (0.125 × Pacific Fund Performance) + (0.05 × Brazil Fund Performance) + (0.05 × China Fund Performance) + (0.05 ×India Fund Performance) + (0.05 × South Korea Fund Performance) + (0.03 × Market Vectors Indonesia Fund Performance) + (0.02 × MSCI Indonesia Fund Performance)]

	=
100 x [1 + (2.0 x (95.00% x (1 – (0.01 x (367/365)) – 1) + (1.0 x (95.00% x (1 – (0.0125 x (367/365)) – 1) + (0.25 x (95.00% x (0.9985 – (0.002 x (367/365)) – 1) + (0.25 x (95.00% x (0.9985 – (0.002 x (367/365)) – 1) + (0.125 x (95.00% x 0.9985 – 1) + (0.125 x (95.00% x 0.9985 – 1) + (0.05 x (95.00% x (0.9985 – (0.002 x (367/365)) – 1) + (0.05 x (95.00% x 0.9985 – 1) + (0.05 x (95.00% x 0.9985 – 1) + (0.05 x (95.00% x 0.9985 – 1) + (0.03 x (95.00% x 0.9985 – 1) + (0.02 x (95.00% x 0.9985 – 1)]

	=	76.684

Accordingly, you would receive a Redemption Amount of $763.01 per $1,000.00 Face Amount of securities on the Early Redemption Payment Date, calculated as follows, including a deduction of 0.50% of the Redemption Amount as a result of the Investor Redemption Fee.  In this example, the Redemption Amount after the deduction of the Investor Redemption Fee is still greater than the Redemption Amount in Example 3 (where the securities are held to maturity), because the Adjustment Factors accrue over 367 days instead of 731 days.

Redemption Amount	=	$1,000	x	Final Basket Level	x (1 – Investor Redemption Fee)
				Initial Basket Level

	=	$1,000	x	76.684	x (1 – 0.50%)
				100

	=	$763.01

SUMMARY

The securities are linked to a basket of twelve indices and exchange traded funds and are designed for investors who seek a return at maturity that offers exposure to two times the appreciation and depreciation of the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), one times the appreciation or depreciation of the Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets (“EMERALD EM”) and one times the appreciation or depreciation of a weighted sub-basket of ten exchange traded funds (each, a “Basket ETF”). The Basket ETFs are the iShares® MSCI EAFE Index Fund (“EFA Fund”), the iShares® MSCI Emerging Markets Index Fund (the “EEM Fund”), the iShares® MSCI All Country Asia ex Japan Index Fund (the “Asia Fund”), the iShares® MSCI Pacific ex Japan Index Fund (the “Pacific Fund”), the iShares® MSCI Brazil Index Fund (the “Brazil Fund”), the iShares® MSCI FTSE China 25 Index Fund (the “China Fund”), the WisdomTree India Earnings Fund (the “India Fund”), the iShares® MSCI South Korea Index Fund (the “South Korea Fund”), the Market Vectors® Indonesia Index ETF (the “Market Vectors Indonesia Fund”) and the iShares® MSCI Indonesia Investable Market Index Fund (the “MSCI Indonesia Fund”). We refer to each of EMERALD and EMERALD EM as a “Basket Index” and each Basket Index and Basket ETF as a “Basket Component.” The return of each Basket Component is reduced by its applicable Adjustment Factor, in the case of EMERALD, on a two-times leveraged basis.

The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment. In addition, investors will have the right to cause us to redeem their securities, in whole or in part, for the Redemption Amount on any trading day from but excluding the Trade Date to but excluding December 8*, 2014, subject to the deduction of an Investor Redemption Fee. The securities do not bear interest and investors should be willing to lose some or all of their initial investment if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors and the deduction of the Investor Redemption Fee (if applicable).

In addition to any cash payment investors receive at maturity or upon an early redemption, investors will receive a quarterly cash payment reflecting the amount of cash dividends declared and paid by each Basket ETF to its shareholders as set forth below. Any payment at maturity or upon an early redemption and any quarterly cash payment reflecting the amount of cash dividends, if any, declared and paid by each Basket ETF to its shareholders are subject to the credit of the Issuer.

The Deutsche Bank Equity Mean Reversion Alpha Index (EMERALD)

EMERALD tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis. EMERALD was created by Deutsche Bank AG (the “Index Sponsor”) on October 12, 2009 and is calculated, maintained and published by the Index Sponsor. EMERALD is denominated in U.S. dollars and its closing level was set to 100 on March 16, 1998, the Index Base Date. This is just a summary of EMERALD. For additional information about EMERALD, please see the section entitled “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5 dated September 28, 2012.

The Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets (EMERALD EM)

EMERALD EM tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the iShares® MSCI Emerging Markets Index Fund on a weekly rolling basis. EMERALD EM was created by Deutsche Bank AG (the “Index Sponsor”) on January 13, 2011 and is calculated, maintained and published by the Index Sponsor. EMERALD EM is denominated in U.S. dollars and its closing level was set to 100 on December 30, 2005, the Index Base Date. This is just a summary of EMERALD EM. For additional information about EMERALD EM, please see the section entitled “The Deutsche Bank Equity MEan Reversion ALpha inDex Emerging Markets (“EMERALD EM”)” in the accompanying underlying supplement No. 5 dated September 28, 2012.

The iShares® ETFs

The iShares® MSCI EAFE Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index.

The iShares® MSCI Emerging Markets Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as represented by the MSCI Emerging Markets IndexSM.

The iShares® MSCI All Country Asia ex Japan Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the China, Hong Kong, India,

Indonesia, Malaysia, Philippines, Singapore, South Korea, Taiwan and Thailand equity markets, as measured by the MSCI All Country Asia ex Japan Index.

The iShares® MSCI Pacific ex Japan Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in Australia, Hong Kong, New Zealand and Singapore equity markets, as measured by the MSCI Pacific ex Japan Index.

The iShares® MSCI Brazil Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index.

The iShares® FTSE China Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE China 25 Index.

The iShares® MSCI South Korea Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Korean market, as measured by the MSCI Korea Index.

The iShares® MSCI Indonesia Investable Market Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Indonesian equity market, as measured by the MSCI Indonesia Investable Market Index.

For more information on the iShares® ETFs, see “The iShares® ETFs” in this term sheet and the section entitled “Exchange Traded Funds — The iShares® Exchange Traded Funds” in the accompanying underlying supplement No. 1 dated October 1, 2012.

The WisdomTree India Earnings Fund

The WisdomTree India Earnings Fund is an exchange traded fund that seeks to track the price and yield performance, before fees and expenses, of the WisdomTree India Earnings Index (the “India Index”). The India Index is a fundamentally weighted index that measures the performance of companies incorporated and traded in India that are profitable and are eligible to be purchased by foreign investors as of the index measurement date. For more information on the WisdomTree India Earnings Fund, see “The WisdomTree India Earnings Fund” in this term sheet.

The Market Vectors® Indonesia Index ETF

The Market Vectors® Indonesia Index ETF (the “Market Vectors Indonesia Fund”) is an exchange traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the Market Vectors® Indonesia Index. The Market Vectors® Indonesia Index tracks the performance of the Indonesian economy. For more information on the Market Vectors® Indonesia Index ETF, see “The Market Vectors® Indonesia Index ETF” in this term sheet.

Selected Purchase Considerations

•
APPRECIATION POTENTIAL — The securities provide the opportunity for enhanced returns by offering exposure to two times the appreciation and depreciation of EMERALD, one times the appreciation or depreciation of EMERALD EM and one times the appreciation or depreciation of a weighted sub-basket of ten exchange traded funds resulting overall in four-times leveraged exposure to the Basket Components as a whole. The return of each Basket Component is reduced by its applicable Adjustment Factor. Because the securities are our senior obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

•
ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — The securities offer weighted participation in the performance of the Basket Components. Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment. In the case of EMERALD, the investor is exposed to two times any appreciation or depreciation of such index. Any negative performance of EMERALD EM or Basket ETFs, when combined with two times any negative performance of EMERALD in calculating the Redemption Amount, will result in an accelerated loss on your investment. Your payment at maturity or upon an early redemption will be further reduced by the applicable Adjustment Factor of each Basket Component and the Investor Redemption Fee in the case of an Investor Early Redemption. You may lose some or all of your investment in the securities if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors and the deduction of the Investor Redemption Fee (if applicable).

•
THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT AT MATURITY OR UPON AN EARLY REDEMPTION — The payment at maturity or upon an early redemption will be reduced by the applicable Adjustment Factors. Each Adjustment Factor is applied to its respective Basket Component on the relevant Final Valuation Date, and will reduce the return on the securities regardless of whether the Final Level of such Basket Component on the Final Valuation Date is greater than, less than or equal to its Initial Level. Because the securities are our senior unsecured obligations, any payment at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

•
POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by us if a Redemption Trigger Event occurs, in which case you will lose a significant portion, and may lose all, of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled only to the applicable Redemption Amount payable on the Early Redemption Payment Date based on the Final Basket Level on the relevant Final Valuation Date, even if the Basket Components subsequently appreciate. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket Components that may occur after the Final Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

•
EARLY REDEMPTION RIGHT — You will have the right to cause us to redeem the securities in whole or in part for the Redemption Amount, on any trading day from but excluding the Trade Date to but excluding December 8, 2014, subject to the deduction of an Investor Early Redemption fee of 0.50% of the Redemption Amount.

•
QUARTERLY CASH PAYMENTS LINKED TO DIVIDENDS OF EXCHANGE TRADED FUNDS— In addition to any cash payment you receive on the Maturity Date or the Early Redemption Payment Date, as applicable, you will also receive a quarterly cash payment per $1,000 Face Amount of securities that equals the total amount of cash dividends declared and paid by each Basket ETF to its shareholders during the applicable Dividend Pass-Thru Payment Period on the number of shares of the applicable Basket ETF equal to its Dividend Pass-Thru Share Amount. No Dividend Pass-Thru Payments will be made after a Redemption Trigger Event or an Investor Early Redemption.

•	TAX CONSIDERATIONS — You should review carefully the section in this term sheet entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Components. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

•
YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON AN ACCELERATED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon an early redemption is linked to the performance of the Basket Components and will depend on whether, and the extent to which, the Final Basket Level is greater than the Initial Basket Level. Your investment will be fully exposed to two times any decline in EMERALD, one times any decline in EMERALD EM and one times any decline in a weighted sub-basket of ten exchange traded funds, resulting overall in four-times leveraged exposure to the Basket Components as a whole.. Because the securities provide leveraged exposure to the Basket Components, your investment will be fully exposed to any decline in the Basket Components on a combined basis, resulting in a leveraged loss on your investment. As the return of the securities is linked to the two-times leveraged performance of EMERALD, a decline in the level of EMERALD could have a significant negative impact on the Basket Level even though the Basket Level is based on the appreciation or deprecation of the Basket Components as a whole. In particular, any positive performance of EMERALD EM or a Basket ETF may be offset by two times the negative performance of EMERALD. The Basket Level could decline very rapidly if all Basket Components decline simultaneously. In addition, the Adjustment Factors and the Investor Redemption Fee (if applicable) will reduce the Redemption Amount payable in respect of the securities, whether the performance of any Basket Component is positive, zero or negative. You will lose some or all of your initial investment if the Final Basket Level is less than the Initial Basket Level.

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WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS — If the Redemption Amount is less than the Redemption Trigger Level on any trading day from but excluding the Trade Date to but excluding December 8, 2014, a Redemption Trigger Event has occurred. Upon the occurrence of a Redemption Trigger Event, we will redeem the securities on the Early Redemption Payment Date for the Redemption Amount calculated using the Final Basket Level on the relevant Final Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities, and could be zero. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket Components that may occur after the relevant Final Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

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THE INCLUSION OF THE ADJUSTMENT FACTORS REDUCES THE PAYMENT AT MATURITY OR UPON AN EARLY REDEMPTION, AND THE DEDUCTION OF AN INVESTOR EARLY REDEMPTION FEE REDUCES THE PAYMENT UPON AN INVESTOR EARLY REDEMPTION — The payment at maturity or upon an early redemption will be reduced because of the inclusion of an Adjustment Factor in the calculation of the performance of each Basket Component. The Adjustment Factor for EMERALD reduces the performance of EMERALD by approximately 100 basis points (1.00%) each year the securities remain outstanding. Because of the two times leveraged exposure to EMERALD, the effect of the EMERALD Adjustment Factor is doubled, resulting in an overall reduction of 2.00% each year the securities remain outstanding. The Adjustment Factor for EMERALD EM reduces the performance of EMERALD EM by approximately 125 basis points (1.25%) each year the securities remain outstanding. The Adjustment Factors for each of the EFA Fund, EEM Fund and Brazil Fund reduces the performance of the respective fund by approximately 15 basis points (0.15%) regardless of how long the securities remain outstanding and an additional 20 basis points (0.20%) each year the securities remain outstanding. The Adjustment Factors for each of the Asia Fund, Pacific Fund, China Fund, India Fund, South Korea Fund, Market Vectors Indonesia Fund and MSCI Indonesia Fund reduces the performance of the respective fund by 15 basis points (0.15%), regardless of how long the securities remain outstanding. The effect of the Adjustment Factors for each Basket ETF will be reduced according to its Basket Component Weighting in calculating the Basket Level. The dollar amount by which the Adjustment Factors reduce the Redemption Amount increases as the Final Levels of the Basket Components increase. The Adjustment Factor of each Basket Component is applied to the performance of such Basket Component on the relevant Final Valuation Date, and will reduce the return on the securities regardless of whether or not the Final Level of such Basket Component is greater than, equal to or less than its Initial Level.

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THE DEDUCTION OF AN INVESTOR EARLY REDEMPTION FEE REDUCES THE PAYMENT UPON AN INVESTOR EARLY REDEMPTION — When you cause us to redeem your securities prior to maturity, you will be charged an Investor Redemption Fee of 0.50% of the Redemption Amount. The Investor Redemption Fee is irrespective of, and in addition to, the Adjustment Factors. Upon an Investor Early Redemption, you will receive less than your original investment unless the Redemption Amount, after taking into account the Adjustment Factors and the Investor Redemption Fee, is equal to or greater than $1,000 per $1,000 Face Amount of securities.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

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PAYMENTS ON THE SECURITIES ARE SUBJECT TO DEUTSCHE BANK AG’S CREDITWORTHINESS — The securities are senior unsecured obligations of Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its payment obligations, you might not receive any amount owed to you under the terms of the securities and you could lose your entire initial investment.

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THE CORRELATION AMONG THE BASKET COMPONENTS COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Components increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased correlation among the Basket Components, in particular in a down market. The value of the securities may also be adversely affected by decreased correlation between the Basket Components, meaning the positive performance of one or more Basket Components could be entirely offset by the negative performance of one or more other Basket Components.

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THE BASKET COMPONENTS ARE UNEQUALLY WEIGHTED — The Basket Components are unequally weighted. Accordingly, performances by the Basket Components with higher weightings will influence the Redemption Amount to a greater degree than the performances of Basket Components with lower weightings. If one or more of the Basket Components with higher weightings perform poorly, that poor performance could negate or diminish the effect on the Redemption Amount of any positive performance by the lower-weighted Basket Components.

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THE ANTI-DILUTION PROTECTION IS LIMITED — The Calculation Agent will make adjustments to the Share Adjustment Factors, which will initially be set at 1.0, for certain events affecting the shares of Basket ETFs. The Calculation Agent is not required, however, to make adjustments in response to all events that could affect the Basket ETFs. If such an event occurs that does not require the Calculation Agent to make an adjustment, the value of the  securities may be materially and adversely affected. In addition, you should be aware that the Calculation Agent may, at its sole discretion, make adjustments to the Share Adjustment Factors or any other terms of the securities that are in addition to, or that differ from, those described in this term sheet to reflect changes occurring in relation to the Basket ETFs in circumstances where the Calculation Agent determines that it is appropriate to reflect those changes to ensure an equitable result. Any alterations to the specified anti-dilution adjustments for the Basket ETFs described in this term sheet may be materially adverse to investors in the securities. See “General Terms of the Securities – Anti-dilution Adjustments for Funds” in this term sheet.

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FLUCTUATION OF NAV—The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities holdings. The price of the shares of the Basket ETF may fluctuate in accordance with changes in its NAV and supply and demand on the applicable stock exchanges. In addition, the price of the shares of each Basket ETF may differ from its NAV per share and the Basket ETF may trade at, above or below its NAV per share.

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ADJUSTMENTS TO A BASKET ETF OR TO ITS UNDERLYING INDEX COULD ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The Basket ETFs seek investment results that correspond generally to the level and yield performance, before fees and expenses, of their respective underlying indices (the “tracked indices”). The sponsors of the tracked indices may add, delete or substitute the component securities underlying each tracked index, which could change the value of such tracked index. Pursuant to its investment strategy or otherwise, the investment adviser or sponsor of a Basket ETF may add, delete, or substitute the securities composing the Basket ETF. Any of these actions could cause or contribute to large movements in the prices of the component securities held by the Basket ETFs, which could cause the value of the securities to decline.

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THE BASKET ETFS AND THEIR TRACKED INDICES ARE DIFFERENT — The performance of a Basket ETF may not exactly replicate the performance of its tracked index because the Basket ETF will reflect transaction costs and fees that are not included in the calculation of the tracked index. It is also possible that a Basket ETF may not fully replicate or may in certain circumstances diverge significantly from the performance of its tracked index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the Basket ETF or due to other circumstances. Some of the Basket ETFs may use options and futures contracts, convertible securities and structured notes in seeking performance that corresponds to their respective tracked indices and in managing cash flows.

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THERE IS NO AFFILIATION BETWEEN A BASKET ETF AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY A BASKET ETF — We are not affiliated with any Basket ETF or the issuers of the component securities held by such Basket ETF or underlying its tracked index. However, we and our affiliates may currently or from time to time in the future engage in business with many of the issuers of the component securities held by a Basket ETF or underlying its tracked index. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the component securities held by a Basket ETF or the component stocks underlying its tracked index or any of the issuers of the component securities held by the Basket ETF or underlying its tracked index. You, as an investor in the securities, should make your own investigation into the component securities held by any Basket ETF or underlying its track index and the issuers of the component securities held by the Basket ETF or underlying its tracked index. Neither the Basket ETF nor any of the issuers of the component securities held by the Basket ETF or underlying its tracked index are involved in this offering of your securities in any way and none of them has any obligation of any sort with respect to your securities. Neither a Basket ETF nor any of the issuers of the component securities held by the Basket ETF or underlying its tracked index has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your securities.

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EMERALD STRATEGY RISK — The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns. EMERALD reflects a strategy that aims to monetize any negative serial correlation exhibited by the S&P 500® Index by periodically buying daily volatility and selling weekly volatility on the S&P 500® Index in equal notional amounts. EMERALD will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, and decline if daily realized volatility is less than weekly realized volatility over a given week. There is no assurance that any negative serial correlation of daily returns of the S&P 500® Index will exist at any time during the term of the securities and thus no assurance that EMERALD will appreciate during the term of the securities. EMERALD employs the methodology described in the accompanying underlying supplement. The return on your securities is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the S&P 500®. You will not benefit from any results determined on the basis of any such alternative measure.

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EMERALD CONTAINS EMBEDDED COSTS — Each sub-index of EMERALD represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof. Each week the notional amount of each sub-index of EMERALD is reset based on the volatility at resetting over a 6 month period. The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day. The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry. The daily observed volatility of each sub-index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD. Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

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EMERALD EM STRATEGY RISK — The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an asset exhibiting negative serial correlation would under-represent the amount by which the asset moved during the week and realized volatility measured from daily returns of such an asset would exceed realized volatility measured from weekly returns. EMERALD EM reflects a strategy that aims to monetize any negative serial correlation exhibited by the shares of the iShares® MSCI Emerging Markets Index Fund (the “Fund Shares”) by periodically buying daily volatility and selling weekly volatility on the Fund Shares in equal notional amounts. EMERALD EM will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, and decline if daily realized volatility is less than weekly realized volatility over a given week.  There is no assurance that any negative serial correlation of daily returns of the Fund Shares will exist at any time during the term of the securities and thus no assurance that EMERALD EM will appreciate during the term of the securities. EMERALD EM employs the methodology described in the accompanying underlying supplement to implement its underlying strategy. The return on your securities is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the Fund Shares. You will not benefit from any results determined on the basis of any such alternative measure.

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EMERALD EM CONTAINS EMBEDDED COSTS — Each sub-index of EMERALD EM represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the Fund Shares less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof.  Each week the notional amount of each sub-index of EMERALD EM is reset based on the realized daily volatility over the past 3 months. The daily-observation volatility of each sub-index is scaled by a factor of 0.97, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD EM.  Historically, this cost factor has been on average approximately 1.5 basis point (0.015%) per trading day.

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THE BASKET COMPONENTS HAVE LIMITED PERFORMANCE HISTORY — Calculation of EMERALD began on October 12, 2009. Calculation of EMERALD EM began on January 13, 2011. Calculation of the Asia Fund began on August 13, 2008. Calculation of the Market Vectors Indonesia Fund began on January 1, 2009. Calculation of the MSCI Indonesia Fund began on May 5, 2010. Therefore, EMERALD, EMERALD EM, the Asia Fund, Market Vectors Indonesia Fund and MSCI Indonesia Fund have limited performance history and no actual investment which allowed tracking of the performance of EMERALD, EMERALD EM, the Asia Fund, Market Vectors Indonesia Fund or MSCI Indonesia Fund was possible before their respective inception dates.

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THE SECURITIES ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Because one or more Basket Components invest in securities denominated in foreign currencies, changes in currency exchange rates may negatively impact the returns of such Basket Components. Of particular importance to currency exchange rate risk are:

• existing and expected rates of inflation;

• existing and expected interest rate levels;

• political, civil or military unrest;

• the balance of payments between countries; and

• the extent of governmental surpluses or deficits in the countries represented in the Basket Components and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the Basket Components, the United States and other countries important to international trade and finance. The exposure to exchange rate risk may result in reduced returns to the Basket Components and have an adverse impact on the value of the securities.

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THE SECURITIES ARE SUBJECT TO NON-U.S. SECURITIES MARKETS RISK — Because the one or more Basket Components include component securities that are issued by non-U.S. companies in non-U.S. securities markets, the securities are subject to non-U.S. securities markets risk. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

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THE SECURITIES ARE SUBJECT TO EMERGING MARKETS RISK — The value of the securities is subject to the political and economic risks of emerging market countries by linking to the performance of the Basket Components. The stocks held by the Basket Components include stocks of companies that are located in emerging market countries and whose securities trade on the exchanges of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. Future political changes may adversely affect the economic conditions of an emerging market nation. Political or economic instability could affect the value of the securities and the amount payable to you at maturity.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the Payment at Maturity described in this term sheet is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities declines.

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THE SECURITIES WILL NOT BE LISTED AND THERE WILL LIKELY BE LIMITED LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”)  or its affiliates intend to offer to purchase the securities in the secondary market but are not required to do so, except as described under “General Terms of the Securities — Investor Early Redemption” above. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the securities.

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THE VALUE OF THE SECURITIES WILL BE AFFECTED BY A NUMBER OF UNPREDICTABLE FACTORS — While we expect that, generally, the levels of the Basket Components will affect the value of the securities more than any other factor, the value of the securities will also be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the volatility of the Basket Components;

•	the time remaining to maturity of the securities;

•	the composition of the Basket Components and any changes to the component stocks underlying the Basket Components;

•	the equity markets generally and any stock prices and dividend rates reflected in the Basket Components;

•	the financial condition and results of operations of any companies whose shares comprise the Basket Components and conditions generally in the industries in which such companies operate;

•	interest rates and yields generally;

•	the currency markets generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory or judicial events including wars, acts of terrorism; and natural disasters; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates expect to hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Basket Components and make it less likely that you will receive a return on your investment in the securities. Such trading and hedging activities may also cause the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion or all of their investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Components on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the securities.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER, THE CALCULATION AGENT AND THE SPONSOR OF EMERALD AND EMERALD EM ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the sponsor of EMERALD and EMERALD EM. We, as the Calculation Agent, will maintain some discretion in making decisions relating to the securities, including whether there has been a Market Disruption Event (as defined herein) with respect to each Basket Component and the amount of the Dividend Pass-Thru Payment payable each quarter. If a Market Disruption Event occurs on the Final Valuation Date, the Calculation Agent can postpone the determination of, or under some circumstances, use an alternate method to calculate the Closing Level of the disrupted Basket Component. As the Index Sponsor, we carry out calculations necessary to promulgate EMERALD and EMERALD EM, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate EMERALD or EMERALD EM in the event the regular means of determining EMERALD or EMERALD EM are unavailable at the time a determination is scheduled to take place. There can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the levels of EMERALD and EMERALD EM. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the sponsor of EMERALD and EMERALD EM may affect the payment you receive at maturity or upon an early redemption, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Basket Components, investment strategies reflected by the Basket Components or any underlying components of the Basket Components (or various contracts or products related to the Basket Components or any components thereof). The research reports may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the Redemption Amounts and, therefore, the value of the securities or the potential payout on the securities. Investors should make their own independent investigation of the merits of investing in the securities and the components to which the securities are linked.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as the Calculation Agent and hedging our obligations under the securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The Calculation Agent, an affiliate of Deutsche Bank AG, will determine, among other things, whether a Redemption Trigger Event has occurred, the Final Levels, the returns of the Basket Components, the Redemption Amount and the amount of the Dividend Pass-Thru Payment payable each quarter. The Calculation Agent can postpone the determination of the Final Level of a Basket ETF if a market disruption event occurs on a Final Valuation Date. Furthermore, the Calculation Agent will decide whether or not any adjustments to the Share Adjustment Factors should be made. There can be no assurance that any determinations made by the Calculation Agent will not adversely affect the value of the securities. Because determinations by Deutsche Bank AG as the Calculation Agent for the securities may adversely affect the securities, potential conflicts of interest exist between Deutsche Bank AG and you, as a holder of the securities.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN — As of the date of this term sheet, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, with associated Dividend Pass-Thru Payments, as described in the section of this term sheet entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Prospective non-U.S. investors should expect to be withheld on with respect to Dividend Pass-Thru Payments, as described below in “U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders.” All prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Basket Components

For a description of EMERALD or EMERALD EM, see the accompanying underlying supplement No. 5 dated September 28, 2012. For a description of the iShares® MSCI EAFE Index Fund, the iShares® MSCI Emerging Markets Index Fund, iShares® MSCI Brazil Index Fund or iShares® MSCI FTSE China 25 Index Fund, see the accompanying underlying supplement No. 1 dated October 1, 2012.

The iShares® ETFs

We have derived all information contained in this term sheet  regarding the iShares® MSCI EAFE Index Fund, the iShares® MSCI Emerging Markets Index Fund, the iShares® MSCI All Country Asia ex Japan Index Fund, the iShares® MSCI Pacific ex Japan Index Fund, the iShares® MSCI Brazil Index Fund, the iShares® MSCI FTSE China 25 Index Fund, the iShares® MSCI South Korea Index Fund, and the iShares® MSCI Indonesia Investable Market Index Fund (the “iShares ETFs”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. We have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, iShares, Inc., iShares Trust, BlackRock Institutional Trust Company, N.A., (“BTC”), and BlackRock Fund Advisors (“BFA”). Prior to December 1, 2009, BTC was known as Barclays Global Investors, N.A. The iShares ETFs are investment portfolios maintained and managed by iShares. BFA is the investment advisor to the iShares ETFs.

iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares ETFs. Information provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares, BFA, BTC and the iShares ETFs, please see each iShares ETFs’ prospectus. In addition, information about iShares and the iShares ETFs may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares website at http://www.ishares.com. Information contained in the iShares website is not incorporated by reference in, and should not be considered a part of, this term sheet, and we have not participated in the preparation of, or verified, such publicly available information.

The iShares® MSCI All Country Asia ex Japan Index Fund

The iShares® MSCI All Country Asia ex Japan Index Fund (the “Asia Fund”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses,of publicly traded securities in the following developed and emerging market countries: China, Hong Kong, India, Indonesia, Malaysia, Philippines, Singapore, South Korea, Taiwan and Thailand equity markets, as measured by the MSCI All Country Asia ex Japan Index. The Asia Fund is an exchange traded fund that trades on NASDAQ Stock Exchange under the ticker symbol “AAXJ.”

The MSCI All Country Asia ex Japan Index is a capitalization-weighted index. Component companies are adjusted for available float and must meet objective criteria for inclusion to the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. MSCI reviews its indices quarterly. The MSCI All Country Asia ex Japan Index is reported by Bloomberg under ticker symbol “MXAXJ.” For more information about the MSCI Indices, see “The MSCI Indices” in the accompanying underlying supplement No. 1.

The iShares® MSCI Pacific ex Japan Index Fund

The iShares® MSCI Pacific ex Japan Index Fund (the “Pacific Fund”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses,of publicly traded securities in Australia, Hong Kong, New Zealand and Singapore equity markets, as measured by the MSCI Pacific ex Japan Index. The Pacific Fund is an exchange traded fund that trades on NYSE Arca under the ticker symbol “EPP.”

The MSCI Pacific ex Japan Index is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization. Component companies are adjusted for available float and must meet objective criteria for inclusion to the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. MSCI reviews its indices quarterly. The MSCI Pacific ex Japan Index is reported by Bloomberg under ticker symbol “MXPCJ.” For more information about the MSCI Indices, see “The MSCI Indices” in the accompanying underlying supplement No. 1.

The iShares® MSCI Korea Index Fund

The iShares® MSCI South Korea Index Fund (the “South Korea Fund”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses,of publicly traded securities in the Korean market, as measured by the MSCI Korea Index. The South Korea Fund is an exchange traded fund that trades on NYSE Arca under the ticker symbol “EWY.”

The MSCI Korea Index is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization. The MSCI Korea Index consists of stocks traded primarily on the Stock Market Division of the Korean Exchange. Component companies are adjusted for available float and must meet objective criteria for inclusion to the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. MSCI reviews its indices quarterly. The MSCI Korea Index is reported by Bloomberg under ticker symbol “MXKR.” For more information about the MSCI Indices, see “The MSCI Indices” in the accompanying underlying supplement No. 1.

The iShares® MSCI Indonesia Investable Market Index Fund

The iShares® MSCI Indonesia Investable Market Index Fund (the “MSCI Indonesia Fund”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses,of the Indonesian equity market, as measured by the MSCI Indonesia Investable Market Index. The MSCI Indonesia Fund is an exchange traded fund that trades on NYSE Arca under the ticker symbol “EIDO.”

The MSCI Indonesia Investable Market Index is a capitalization-weighted index that aims to capture equity securities in the top 99% by market capitalization of equity securities listed on stock exchanges in Indonesia. Component companies are adjusted for available float and must meet objective criteria for inclusion to the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. MSCI reviews its indices quarterly. The MSCI Indonesia Investable Market Index is reported by Bloomberg under ticker symbol “MXID.” For more information about the MSCI Indices, see “The MSCI Indices” in the accompanying underlying supplement No. 1.

The WisdomTree India Earnings Fund

We have derived all information contained in this term sheet regarding the WisdomTree India Earnings Fund (the “India Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. We have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by the WisdomTree Trust (“WTT”). The India Fund is an investment portfolio maintained and managed by WTT. Wisdom Tree Asset Management, Inc. is currently the investment adviser to the India Fund and Mellon Capital Management Corporation is the sub-adviser to the India Fund. The India Fund is an exchange traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EPI.”

WTT is a registered investment company that consists of numerous separate investment portfolios, including the India Fund. Information provided to or filed with the SEC by WTT pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-132380 and 811-21864, respectively through the SEC’s website at http://www.sec.gov. For additional information regarding WTT, WisdomTree Asset Management, Inc. and the India Fund, please see WisdomTree Trust’s prospectus. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents, and we have not participated in the preparation of, or verified, such publicly available information.

The India Fund seeks to track the price and yield performance, before fees and expenses, of the WisdomTree India Earnings Index (the “India Index”), which measures the performance of companies incorporated and traded in India that are profitable and are eligible to be purchased by foreign investors as of the index measurement date. The inception date of the India Index was December 3, 2007. The India Index is reported by Bloomberg L.P. under the ticker symbol “MVIDX.”

 The India Fund pursues a “passive” or indexing approach in attempting to track the performance of the India Index. The India Fund attempts to invest all, or substantially all, of its assets in the common stocks that make up the India Index, and the India Fund generally uses a “Representative Sampling” strategy to achieve its investment objective, meaning it generally will invest in a sample of the securities whose risk, return and other characteristics closely resemble the risk, return and other characteristics of the India Index as a whole.

The Market Vectors® Indonesia Index ETF

We have derived all information contained in this term sheet regarding the Market Vectors® Indonesia Index ETF (the “Market Vectors Indonesia Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. We have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by Market Vectors ETF Trust and Van Eck Associates Corporation. The Market Vectors Indonesia Fund is an investment portfolio maintained and managed by the Market Vectors ETF Trust. Van Eck Associates Corporation is currently the investment adviser to the Market Vectors Indonesia Fund. The Market Vectors Indonesia Fund is an exchange traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “IDX.”

Market Vectors ETF Trust is a registered investment company that consists of numerous separate investment portfolios, including the Market Vectors Indonesia Fund. Information provided to or filed with the SEC by the Market Vectors ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively through the SEC’s website at http://www.sec.gov. For additional information regarding Market Vectors ETF Trust, Van Eck Associates Corporation and the Market Vectors Indonesia Fund, please see the Market Vectors ETF Trust’s prospectus. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents, and we have not participated in the preparation of, or verified, such publicly available information.

The Market Vectors Indonesia Fund seeks replicate as closely as possible, before fees and expenses, the price and yield performance of the Market Vectors® Indonesia Index, which tracks the performance of the Indonesian economy. The Market Vectors® Indonesia Index tracks the performance of the Indonesian economy. The Market Vectors Indonesia Index includes both local and offshore listings. Local listings are companies that are incorporated in Indonesia. Offshore listings are companies incorporated outside of Indonesia but generate at least 50% of their revenues in Indonesia. The Market Vectors® Indonesia Index is reported by Bloomberg L.P. under the ticker symbol “MVIDX.”

The Market Vectors Indonesia Fund pursues a “passive” or indexing approach in attempting to track the performance of the Market Vectors® Indonesia Index. The Market Vectors Indonesia Fund will normally invest at least 80% of its total assets in securities that comprise the Market Vectors Indonesia Index. The Market Vectors Indonesia Fund invests in securities of companies that are domiciled and primarily listed on an exchange in Indonesia or that generate at least 50% of their revenues in Indonesia. The Market Vectors Indonesia Fund may also utilize convertible securities and derivative instruments to seek performance that corresponds to the Market Vectors Indonesia Index.

Historical Information

EMERALD

The publication of EMERALD began on October 12, 2009. The historical performance data below from October 12, 2009 through December 3, 2012 represent the actual performance of EMERALD. The performance data prior to October 12, 2009, as indicated by the vertical line in the graph below, reflect a retrospective calculation of the levels of EMERALD using archived data and the current methodology for the calculation of EMERALD. The closing level of EMERALD on December 3, 2012 was 204.93. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of EMERALD was possible at any time prior to October 12, 2009. The historical levels of EMERALD should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of EMERALD. We cannot give you assurance that the performance of EMERALD will result in the return of any portion of your initial investment.

EMERALD EM

EMERALD EM has existed only since January 13, 2011 and publication of EMERALD EM began on January 13, 2011. The historical performance data below from January 13, 2011 through December 3, 2012 represent the actual performance  of EMERALD EM. The performance data prior to January 13, 2011, as indicated by the vertical line in the graph below, reflect a retrospective calculation of the levels of  EMERALD EM using archived data and the current methodology for the calculation of EMERALD EM. The closing level of EMERALD EM on December 3, 2012 was 215.01. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of EMERALD EM was possible at any time prior to January 13, 2011. The historical levels of EMERALD EM should not be taken as an indication of future performance, and no assurance can be given as to the Final Level. We cannot give you assurance that the performance of EMERALD EM will result in the return of any portion of your initial investment.

EFA Fund

The following graph sets forth the historical performance of EFA Fund based on daily closing prices of EFA Fund from December 3, 2007 through December 3, 2012. The closing price of EFA Fund on December 3, 2012 was $55.14. We obtained the historical closing prices of EFA Fund from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of EFA Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of EFA Fund. We cannot give you assurance that the performance of EFA Fund will result in the return of any portion of your initial investment.

EEM Fund

The following graph sets forth the historical performance of EEM Fund based on daily closing prices of EEM Fund from December 3, 2007 through December 3, 2012. The closing price of EEM Fund on December 3, 2012 was $41.78. We obtained the historical closing prices of EEM Fund from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of EEM Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of EEM Fund. We cannot give you assurance that the performance of EEM Fund will result in the return of any portion of your initial investment.

The Asia Fund

The following graph sets forth the historical performance of the Asia Fund based on daily closing prices of the Asia Fund from September 3, 2008 through December 3, 2012. The closing price of the Asia Fund on December 3, 2012 was $57.93. We obtained the historical closing prices of the Asia Fund from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of the Asia Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of the Asia Fund. We cannot give you assurance that the performance of the Asia Fund will result in the return of any portion of your initial investment.

The Pacific Fund

The following graph sets forth the historical performance of the Pacific Fund based on daily closing prices of the Pacific Fund from December 3, 2007 through December 3, 2012. The closing price of the Pacific Fund on December 3, 2012 was $46.45. We obtained the historical closing prices of the Pacific Fund from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of the Pacific Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of the Pacific Fund. We cannot give you assurance that the performance of the Pacific Fund will result in the return of any portion of your initial investment.

The Brazil Fund

The following graph sets forth the historical performance of the Brazil Fund based on daily closing prices of the Brazil Fund from December 3, 2007 through December 3, 2012. The closing price of the Brazil Fund on December 3, 2012 was $51.54. We obtained the historical closing prices of the Brazil Fund from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of the Brazil Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of the Brazil Fund. We cannot give you assurance that the performance of the Brazil Fund will result in the return of any portion of your initial investment.

The China Fund

The following graph sets forth the historical performance of the China Fund based on daily closing prices of the China Fund from December 3, 2007 through December 3, 2012. The closing price of the China Fund on December 3, 2012 was $36.78. We obtained the historical closing prices of the China Fund from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of the China Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of the China Fund. We cannot give you assurance that the performance of the China Fund will result in the return of any portion of your initial investment.

The India Fund

The following graph sets forth the historical performance of the India Fund based on daily closing prices of the India Fund from February 22, 2008 through December 3, 2012. The closing price of the India Fund on December 3, 2012 was $18.82. We obtained the historical closing prices of the India Fund from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of the India Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of the India Fund. We cannot give you assurance that the performance of the India Fund will result in the return of any portion of your initial investment.

The South Korea Fund

The following graph sets forth the historical performance of the South Korea Fund based on daily closing prices of the South Korea Fund from December 3, 2007 through December 3, 2012. The closing price of the South Korea Fund on December 3, 2012 was $59.62. We obtained the historical closing prices of the South Korea Fund from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of the South Korea Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of the South Korea Fund. We cannot give you assurance that the performance of the South Korea Fund will result in the return of any portion of your initial investment.

The Market Market Vectors Indonesia Fund

The following graph sets forth the historical performance of the Market Vectors Indonesia Fund based on daily closing prices of the Market Vectors Indonesia Fund from January 20, 2009 through December 3, 2012. The closing price of the Market Vectors Indonesia Fund on December 3, 2012 was $28.91. We obtained the historical closing prices of the Market Vectors Indonesia Fund from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of the Market Vectors Indonesia Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of the Market Vectors Indonesia Fund. We cannot give you assurance that the performance of the Market Vectors Indonesia Fund will result in the return of any portion of your initial investment.

The MSCI Indonesia Fund

The following graph sets forth the historical performance of the MSCI Indonesia Fund based on daily closing prices of the MSCI Indonesia Fund from May 7, 2010 through December 3, 2012. The closing price of the MSCI Indonesia Fund on December 3, 2012 was $30.21. We obtained the historical closing prices of the MSCI Indonesia Fund from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of MSCI Indonesia Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of the MSCI Indonesia Fund. We cannot give you assurance that the performance of the MSCI Indonesia Fund will result in the return of any portion of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. Capitalized terms used but not defined in this term sheet have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are linked to a basket of twelve indices and exchange traded funds and are senior unsecured obligations of Deutsche Bank AG that offers exposure to two times the appreciation and depreciation of the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), one times the appreciation or depreciation of the Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets (“EMERALD EM”) and one times the appreciation or depreciation of a weighted sub-basket of ten exchange traded funds (each, a “Basket ETF”). The Basket ETFs are the iShares® MSCI EAFE Index Fund (“EFA Fund”), the iShares® MSCI Emerging Markets Index Fund (the “EEM Fund”), the iShares® MSCI All Country Asia ex Japan Index Fund (the “Asia Fund”), the iShares® MSCI Pacific ex Japan Index Fund (the “Pacific Fund”), the iShares® MSCI Brazil Index Fund (the “Brazil Fund”), the iShares® MSCI FTSE China 25 Index Fund (the “China Fund”), the WisdomTree India Earnings Fund (the “India Fund”), the iShares® MSCI South Korea Index Fund (the “South Korea Fund”), the Market Vectors® Indonesia Index ETF (the “Market Vectors Indonesia Fund”) and the iShares® MSCI Indonesia Investable Market Index Fund (the “MSCI Indonesia Fund”). We refer to each of EMERALD and EMERALD EM as a “Basket Index” and each Basket Index and Basket ETF as a “Basket Component.”

The securities are included in our Global Notes, Series A referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations, except for obligations required to be preferred by law.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this term sheet and in the subsections below.

Adjustments to Valuation Dates and Payment Dates

If (i) the relevant Final Valuation Date is not a trading day with respect to any Basket Component or (ii) a Market Disruption Event for any Basket Component occurs or is continuing on the relevant Final Valuation Date, then the Final Valuation Date for such disrupted Basket Component will be postponed to the immediately succeeding trading day on which no Market Disruption Event for such Basket Component occurs or is continuing. The Final Valuation Date for any such Basket Component will not be postponed later than the fifth scheduled trading day after originally scheduled for such Final Valuation Date (the “Fifth Day”). If the relevant Final Valuation Date is postponed to the Fifth Day and (i) the Fifth Day is not a trading day with respect to such Basket Component or (ii) a Market Disruption Event for such Basket Component occurs or is continuing on the Fifth Day, then, on the Fifth Day the Closing Level of such Basket Component will be determined by the Calculation Agent in good faith and in a commercially reasonable manner. The Closing Level for a Basket Component not disrupted on the original Final Valuation Date will be determined on the originally scheduled Final Valuation Date.

If the Maturity Date or any scheduled Dividend Pass-Thru Payment Date (together with the Maturity Date, a “Payment Date”) is not a business day, then the Payment Date will be the next succeeding business day following such scheduled Payment Date. If, due to a Market Disruption Event or otherwise, the relevant Final Valuation Date is postponed, the Maturity Date or the Early Redemption Payment Date, as applicable, will be postponed in order to maintain the same number of business days that originally had been scheduled between such Final Valuation Date and the Maturity Date or Early Redemption Payment Date, as applicable.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Trading day” means, for each Basket Component separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for such Basket Component, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

Market Disruption Events

With respect to the Basket ETFs, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities:

•
the occurrence or existence of a suspension, absence or material limitation of trading in shares of such Basket ETF on the Relevant Exchange for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the Relevant Exchange as a result of which the reported trading prices for such Basket ETF shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

•
a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the market value of the portfolio investments of such Basket ETF (or the relevant successor Basket ETF) or the level of an index which underlies such Basket ETF (or its relevant successor) on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchanges; or

•
a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the market value of the portfolio investments of such Basket ETF (or the relevant successor Basket ETF) or the level of an index which underlies such Basket ETF (or its relevant successor) during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such Basket ETF (or the relevant successor Basket ETF) or an index which underlies such Basket ETF (or its relevant successor) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether a Market Disruption Event with respect to such Basket ETF exists at any time, if trading in a security included in such Basket ETF (or the relevant successor Basket ETF) or an index which underlies such Basket ETF (or its relevant successor) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the market value of the portfolio investments of the disrupted Basket ETF (or the relevant successor Basket ETF) or the level of an index which underlies such Basket ETF (or its relevant successor) shall be based on a comparison of:

•
the portion of the market value of the portfolio investments of such Basket ETF (or the relevant successor Basket ETF) or the level of an index which underlies such Basket ETF (or its relevant successor) attributable to that security, relative to

•	the overall market value of the portfolio investments of such Basket ETF (or the relevant successor Basket ETF) or level of an index which underlies such Basket ETF (or its relevant successor),

in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to such Basket ETF has occurred:

•
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•
limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on such Basket ETF by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to such Basket ETF; and

•    a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts or exchange traded funds related to such Basket ETF are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

With respect to EMERALD and EMERALD EM, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of a “Disruption Event,” “Force Majeure Event” or “Underlying Index Event” as defined under “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” and “The Deutsche Bank Equity MEan Reversion ALpha inDex Emerging Markets (“EMERALD EM”)”, respectively, in the accompanying underlying supplement No. 5 materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

“Relevant Exchange(s)” means, for each Basket Component, the primary organized exchanges or markets of trading, as determined by the Calculation Agent, for (i) any component then included in such Basket Component or (ii) any futures or options contract or fund related to such Basket Component or to any component then included in such Basket Component.

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of a Basket Index discontinues publication of such Basket Index and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any closing level will be determined by reference to the official closing level of such Successor Index on which a level for such Basket Index must be taken for the purposes of the securities, including any Final Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the sponsor discontinues publication of a Basket Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then (a) the Calculation Agent will determine the closing level for such Basket Index for such Relevant Date and (b) the level for such Basket Index, if applicable, at any time on such Relevant Date will be deemed to equal the closing level for such Basket Index on that Relevant Date, as determined by the Calculation Agent. Such closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant component has been materially suspended or materially limited, its good faith estimate of the closing price) on such date of each component most recently comprising such Basket Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Index or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that the level of such Basket Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the closing level of such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to such Basket Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant closing level with reference to such Basket Index or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or Successor Index is modified so that the level of such Basket Index or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index or Successor

Index), then the Calculation Agent will adjust such Basket Index or Successor Index in order to arrive at a level of such Basket Index or Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuance of a Fund and/or its Tracked Index; Alteration of Method of Calculation

If a Basket ETF is liquidated or otherwise terminated (a “Liquidation Event”), then any price of such Basket ETF required for the purposes of the securities will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing level of the index which the Basket ETF seeks to track (the “Tracked Index”) (or any successor index to the Tracked Index, as described below) on any Relevant Date (taking into account any material changes in the method of calculating the Tracked Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of the Basket ETF and the denominator of which is the closing level of the Tracked Index (or any Successor Tracked Index, as described below), each determined as of the last day prior to the occurrence of the Liquidation Event on which a closing price of the Basket ETF was available.

If the sponsor of the Tracked Index discontinues publication of the Tracked Index and the Sponsor or another entity publishes a successor or substitute index that Deutsche Bank AG, London Branch, as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Tracked Index (such index being referred to herein as a “Successor Tracked Index”), then any subsequent Closing Level following a Liquidation Event will be determined by reference to the published level of such Successor Tracked Index at the regular weekday close of trading on any trading day on which the Closing Level must be taken for the purpose of the securities, including any Final Valuation Date.

Upon any selection by the Calculation Agent of a Successor Tracked Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the Depository Trust Company (“DTC”), as holder of the security, within three trading days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the security, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the Sponsor discontinues publication of the Tracked Index prior to, and such discontinuance is continuing on, the Relevant Date following a Liquidation Event and Deutsche Bank AG, London Branch, as the Calculation Agent, determines, in its sole discretion, that no Successor Tracked Index is available at such time, then the Calculation Agent will determine the closing level of the Tracked Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for calculating the Tracked Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level) at the close of the principal trading session of the relevant exchange on the Relevant Date of each security most recently composing the Tracked Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the Tracked Index may adversely affect the value of the securities.

Anti-dilution Adjustments for Funds

The Share Adjustment Factor, the Initial Level, Final Level and the amount of a quarterly Dividend Pass-Thru Payment for each Basket ETF are subject to adjustment by the Calculation Agent as a result of the anti-dilution adjustments described in this section.

No adjustments to any Share Adjustment Factor will be required unless such Share Adjustment Factor adjustment would require a change of at least 0.1% of such Share Adjustment Factor then in effect. A Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The Calculation Agent will not be required to make any adjustments to the Share Adjustment Factor for the Basket ETF after the close of business on the relevant Final Valuation Date.

No adjustments to the Share Adjustment Factor for the Basket ETF will be required other than those specified below. The adjustments specified in this section do not cover all events that could affect a Basket ETF, and there may be events that could affect such Basket ETF for which the Calculation Agent will not make any such adjustments.  Nevertheless, the Calculation Agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of some events that affect or could potentially affect the market price of, or shareholder rights in, a Basket ETF, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities.  In addition, the Calculation Agent may make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines, in its sole discretion, that such adjustments do not properly reflect the economic consequences of the events specified in this product supplement or would not preserve the relative investment risks of the securities.  All determinations made by the Calculation Agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this product supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the securities, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other derivatives clearing organization on options contracts on the affected Basket ETF.

Share Splits and Reverse Share Splits

If the shares of a Basket ETF are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor, which will initially be set at 1.0, will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
the number of shares which a holder of one share of the Basket ETF before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If a Basket ETF is subject to a share dividend, i.e., an issuance of additional shares of such Basket ETF that is given ratably to all or substantially all holders of shares of the Basket ETF, then, once the dividend or distribution has become effective and the shares of the Basket ETF are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

(a)	the prior Share Adjustment Factor, and

(b)	the number of additional shares issued in the share dividend or distribution with respect to one share of the Basket ETF.

Non-cash Distributions

If a Basket ETF distributes shares of capital stock, evidences of indebtedness or other assets or property of such Basket ETF to all or substantially all holders of shares of such Basket ETF (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred to under “— Extraordinary Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of such Basket ETF are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
a fraction, the numerator of which is the Current Market Price of one share of the Basket ETF and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of a Basket ETF means the arithmetic average of the closing prices of one share of a Basket ETF for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date” means the first trading day on which transactions in the shares of a Basket ETF trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the Calculation Agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a Basket ETF will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the Basket ETF by an amount equal to at least 10% of the closing price of such Basket ETF on the first trading day immediately preceding the ex-dividend date.

If an extraordinary cash dividend occurs, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
a fraction, the numerator of which is the closing price of the Basket ETF on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Notwithstanding the forgoing, if a beneficial owner of the securities as of the close of business on the applicable Record Date is entitled to receive the total amount of cash dividends declared and paid by a Basket ETF to its shareholders pursuant to the "Dividend Pass-Thru Payments" set forth above, no adjustments to the Share Adjustment Factor, the Initial Level or the Final Level will be required to take into account such dividends or distributions.

Calculation Agent

The calculation agent for the securities will be Deutsche Bank AG, London Branch (the “Calculation Agent”). As Calculation Agent, Deutsche Bank AG, London Branch will determine, among other things, all values and levels required for the purposes of the securities, the amount of the Dividend Pass-Thru Payment payable each quarter, whether there has been a Market Disruption Event or a discontinuation of a Basket Component and whether there has been a material change in the method of calculating a Basket Component. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid on or prior to 11:00 a.m. on the business day preceding the Maturity Date, Early Redemption Payment Date or Dividend Pass-Thru Payment Date, as applicable.

All calculations with respect to the Closing Levels of the Basket Components and the Basket Level will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per Face Amount of securities, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities – Events of Default” in the accompanying prospectus is a description of events of default relating to the securities.

Payment upon an Event of Default

In case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities – Modification of an Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully registered global securities certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you hold your securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this term sheet, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or foreign tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Securities

In the opinion of our special tax counsel, which is based on current market conditions, it is more likely than not that a security will be treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, with associated Dividend Pass-Thru Payments, with the consequences described below. Our special tax counsel has advised, however, that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your securities. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment, in which case the timing and character of income or loss on your securities could be materially and adversely affected. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid financial contracts that are not debt with associated Dividend Pass-Thru Payments.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt with Associated Dividend Pass-Thru Payments

There is no direct authority under current law addressing the proper tax treatment of the Dividend Pass-Thru Payments or comparable payments on instruments similar to the securities. The Dividend Pass-Thru Payments may, in whole or in part, be treated as ordinary income to you when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. In determining our information reporting responsibilities, if any, we intend to treat the Dividend Pass-Thru Payments as ordinary income. You should consult your tax adviser concerning the treatment of the Dividend Pass-Thru Payments.

Upon a taxable disposition of a security (including at maturity or upon early redemption), you should recognize gain or loss equal to the difference between the amount you realize (other than any amount attributable to a Dividend Pass-Thru Payment) and the amount you paid to acquire the security. Subject to the potential application of the “constructive ownership” regime, discussed below, your gain or loss generally should be capital gain or loss (although the treatment of any sales proceeds attributable to the next succeeding Dividend Pass-Thru Payment is unclear), and should be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to limitations.

It is possible, because Basket ETFs are Basket Components, that purchasing a security could be treated (in whole or part) as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Code.  In that case, all or a portion of any long-term capital gain you would otherwise recognize upon the taxable disposition of the security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” It is not clear how the “net underlying long-term capital gain” would be calculated in this case. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 will be treated as accruing at a constant rate over the period you held the security, and you will be subject to a notional interest charge in respect of the deemed tax liability on the income that is treated as accruing in prior tax years.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt with Associated Dividend Pass-Thru Payments

Due to the lack of direct legal authority, even if a security is treated as a prepaid financial contract that is not debt with associated Dividend Pass-Thru Payments, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the security in addition to the Dividend Pass-Thru Payments you receive and/or to treat all or a portion of your gain or loss on its taxable disposition (in addition to any amounts attributable to the next succeeding Dividend Pass-Thru Payment, as discussed above) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, it is possible that any reweighting, rebalancing, reconstitution, change in methodology of, or substitution of a successor to, a Basket Component could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the relevant security.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

Consequences if a Security Is Treated as a Debt Instrument

If a security is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the security, which may exceed the Dividend Pass-Thru Payments made in the relevant year. In addition, any income you recognize upon the taxable disposition of the security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

The U.S. federal income tax treatment of Dividend Pass-Thru Payments is uncertain. Insofar as we have responsibility as a withholding agent, we expect to treat Dividend Pass-Thru Payments and any sales proceeds attributable to a Dividend Pass-Thru Payment as subject to withholding at a rate of 30% unless you provide a properly completed Form W-8BEN claiming eligibility for a reduction of or an exemption from withholding under an applicable income tax treaty. We will not pay additional amounts on account of any such withholding tax. You should consult your tax adviser regarding these certification requirements.

If a security is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt with associated Dividend Pass-Thru Payments, any gain you realize with respect to the security generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States. However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt with Associated Dividend Pass-Thru Payments,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income in excess of the Dividend Pass-Thru Payments, subject to U.S. federal withholding tax, over the term of the securities, possibly on a retroactive basis. We will not pay additional amounts on account of any such withholding tax.

If a security is treated as a debt instrument, any income or gain you realize with respect to the security will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8BEN and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Information Reporting and Backup Withholding

The proceeds received from a disposition of a security may be subject to information reporting. We expect that Dividend Pass-Thru Payments will be subject to information reporting unless you qualify for an exemption. The proceeds and Dividend Pass-Thru Payments may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The issue price of the securities includes each agent’s commissions (as shown on the cover page of this term sheet) paid with respect to the securities which commissions, as to agents affiliated with us, may include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Components, the components underlying the Basket Components, or securities whose value is derived from the Basket Components or their components. While we cannot predict an outcome, such hedging activity or other hedging or investment activity could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a positive return on your investment or avoid a loss of some or all of your initial investment at maturity or upon an early redemption. Similarly, the unwinding of our or our affiliates’ hedges near or on a Final Valuation Date could decrease the closing levels of the Basket Components on such dates, which could have an adverse effect on the value of the securities. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Components, the components underlying the Basket Components, or instruments whose value is derived from the Basket Components or its components. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Components or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and DBSI, as agent, and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI, the “Agents”), each Agent participating in this offering of securities will agree to purchase, and we will agree to sell, the Face Amount of securities set forth on the cover page of the term sheet. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the term sheet.

The Agents will pay custodial fees to other broker-dealers of 0.15% or $1.50 per $1,000 Face Amount. Deutsche Bank AG will reimburse DBSI for such fees. The fees paid during the term of the securities will not exceed 8% of the aggregate amount of the securities issued. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. The issue price of the securities includes fees paid with respect to the securities and the cost of hedging the issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangements for this offering will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to the term sheet is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI or any dealer that would permit a public offering of the securities or possession or distribution of this term sheet or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this term sheet or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and any other Agent through which we may offer the securities will represent and agree, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this term sheet and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.